Exhibit 99.1

           Equity Residential Reports Third Quarter Results

   Announces Retirement of Chief Operating Officer Gerald A. Spector

    CHICAGO--(BUSINESS WIRE)--Oct. 30, 2007--Equity Residential
(NYSE:EQR) today reported results for the quarter and nine months ended September 30, 2007. All per share results are reported on a fully diluted basis.

    "Third quarter operations were much as we expected as we continue to experience moderating yet solid market conditions," said David J. Neithercut, Equity Residential's President and CEO. "And while our quarterly results were affected by the markets which have been most negatively impacted by single family housing and condominium supply issues, our diversified portfolio delivered good overall revenue growth. For the full year we should produce same-store revenue growth of 4.25 percent and expect that 2008 could produce similar results."

    Third Quarter 2007

    For the quarter ended September 30, 2007, the company reported earnings of $1.62 per share compared to $0.19 per share in the third quarter of 2006. The increase is primarily attributable to higher gains on property sales in the third quarter of 2007.

    Funds from Operations (FFO) for the quarter ended September 30, 2007 were $0.58 per share compared to $0.62 per share in the same period of 2006. The decrease is primarily the result of the following items:

    -- Lower net gains on sales of condominium units and land sales than in the third quarter of 2006;

    -- Higher interest expense due primarily to higher debt balances, partially offset by reduced share count from share repurchase;

    -- Lower interest and other income from items such as Rent.com proceeds and forfeited deposits received in the third quarter of 2006; and

    -- Lower property net operating income (NOI) primarily attributable to dilution from the Lexford sale in October 2006 and other property disposition activity throughout the past two years, which is only partially offset by NOI from new acquisitions and same-store NOI increases.

    Nine Months Ended September 30, 2007

    For the nine months ended September 30, 2007, the company reported earnings of $2.93 per share compared to $1.95 per share in the same period of 2006.

    FFO for the nine months ended September 30, 2007 were $1.73 per share compared to $1.78 per share in the same period of 2006.

    Same-Store Results

    On a same-store third quarter to third quarter comparison, revenues increased 3.7 percent, expenses increased 1.1 percent and NOI increased 5.3 percent. The increase in same-store revenues was driven primarily by increases in average rental rates.

    On a same-store nine-month to nine-month comparison, revenues increased 4.4 percent, expenses increased 2.7 percent and NOI increased 5.5 percent.

    Acquisitions/Dispositions

    "We continue to see good pricing on assets we are selling in the markets we are exiting and are successfully executing on our portfolio transformation strategy," said Mr. Neithercut. "Having purchased $1.6 billion in assets through the first nine months of the year, we expect that our acquisitions volume will be negligible for the remainder of the year as we assess pricing trends in our target markets."

    During the third quarter of 2007, the company acquired six properties, consisting of 1,411 apartment units, for an aggregate purchase price of $393.7 million at an average capitalization (cap) rate of 4.8 percent. The company also acquired two land parcels for $83.4 million during the quarter.

    Also during the quarter, the company sold 29 properties, consisting of 9,663 apartment units, for an aggregate sale price of $957.8 million at an average cap rate of 5.3 percent generating an unlevered internal rate of return (IRR) of 11.2 percent. In addition, the company sold 169 condominium units for $45.2 million and one land parcel for $5.0 million.

    In the first nine months of 2007, the company acquired 34 properties, consisting of 7,620 apartment units, for an aggregate purchase price of $1.6 billion at an average cap rate of 4.8 percent. The company also acquired seven land parcels for $148.8 million during the first nine months of 2007.

    During the nine months ended September 30, 2007, the company sold 66 properties, consisting of 19,681 apartment units, for an aggregate sale price of $1.7 billion at an average cap rate of 5.6 percent generating an unlevered IRR of 11.2 percent. In addition, the company sold 552 condominium units for $148.2 million and two land parcels for $45.7 million.

    Share Repurchase

    During the third quarter of 2007, the company repurchased and retired 6,634,140 of its common shares at an average price of $40.82 per share for an aggregate purchase of approximately $270.8 million.

    Through the first nine months of 2007, the company repurchased and retired 25,094,346 of its common shares at an average price of $45.30 per share for an aggregate purchase of approximately $1.1 billion.

    The company has not repurchased any of its shares since the end of the third quarter and currently has authorization to repurchase an additional $65.0 million under its share repurchase program.

    Preferred Share Redemption

    On July 16, 2007, the company redeemed its 8.60 percent Series D Preferred Shares at its cash liquidation value of $175.0 million plus accrued and unpaid dividends. As a result of this redemption, the company recorded a non-cash expense of approximately $6.1 million, or approximately $0.02 per share, in the third quarter of 2007 for the write-off of the original issuance costs.

    Debt Offering

    On July 19, 2007, the company issued $300.0 million of mortgage notes maturing February 1, 2019. The all-in effective interest rate is
6.0 percent. Proceeds from the issuance were used to pay down the company's unsecured revolving credit facility.

    Unsecured Term Loan Facility

    On October 11, 2007, the company closed on a new $500.0 million senior unsecured credit facility. The new facility matures on October 5, 2010, subject to two one-year extension options exercisable by the company. The rate on the facility will generally be LIBOR plus a spread which is dependent on the current credit rating on the company's long-term senior unsecured debt and is currently 42.5 basis points. Proceeds from the issuance were used to pay down the company's unsecured revolving credit facility, which has approximately $1.36 billion available as of October 30, 2007.

    Retirement of Chief Operating Officer Gerald A. Spector

    The company also announced that Gerald A. "Gerry" Spector, Equity Residential's Executive Vice President and Chief Operating Officer, after a 35 year career with Equity Residential and its predecessor companies, will retire effective December 31, 2007. Mr. Spector, 60, will continue to serve on the company's Board of Trustees in the role of Vice Chairman. The company will not name a successor. Instead Frederick C. Tuomi, the company's Executive Vice President and President of Property Management, and David S. Santee, the company's Executive Vice President of Operations, will continue to be responsible for day to day operations of the company's portfolio and all property management activities. Both executives, who had previously reported to Mr. Spector, will report directly to David J. Neithercut, Equity Residential's President and CEO. The company will not record any additional charges to either 2007 or 2008 earnings as a result of Mr. Spector's retirement.

    Mr. Tuomi, 52, joined Equity Residential in 1994 as Executive Vice President and President of Property Management. In this role, Mr. Tuomi has led the company's property management organization through the tremendous expansion of the company's portfolio and is responsible for the day to day operations of the company's portfolio of more than 154,000 apartment units. Mr. Tuomi began his career in the apartment industry in 1979.

    Mr. Santee, 48, has been the company's Executive Vice President - Property Operations since January 2007. In this role, he is responsible for the company's Revenue, Marketing, Information Technology, Facilities and Procurement groups. Mr. Santee joined Equity Residential in 1994 and has served in various senior management roles in property operations and management including serving as Executive Vice President of the company's Eastern Division with responsibility for the day-to-day operations of 70,000 apartment units. Mr. Santee began his career in the apartment industry in 1983.

    Mr. Spector said, "While it is never easy to step away from something you love, this change is a result of a long planned process that allows us to have our next generation of leaders take the helm. I have worked closely with Fred Tuomi and David Santee for years and am very proud of all that we have accomplished. I have great confidence in their ability to continue the work we have done together in driving our organization to leverage our state of the art operating platform across the portfolio. I look forward to continuing to make a contribution to Equity Residential by working with David Neithercut and our Board in creating value for our shareholders."

    "Gerry has been a great friend and mentor to me and the entire Equity Residential family for many years. He is the architect of our property management organization and led our operations through the tremendous growth and the major transformation of our portfolio. While we will miss our daily interactions with him, he will remain an important adviser to me and our board. As a testament to the terrific organization that Gerry built, we have two very talented executives with decades of experience to lead our property operations," said Mr. Neithercut.

    Fourth Quarter and Full Year 2007 Earnings Guidance

    The company has established an FFO guidance range of $0.59 to $0.62 per share for the fourth quarter of 2007 and raised the low end of its guidance range for full year 2007 to $2.32 from $2.25, resulting in a full year guidance range of $2.32 to $2.35 per share.

    Equity Residential expects to announce fourth quarter 2007 results on Tuesday, February 5, 2008 and host a conference call to discuss those results at 10:00 a.m. CT on Wednesday, February 6, 2008.

    Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 584 properties located in 24 states and the District of Columbia, consisting of 154,152 apartment units. For more information on Equity Residential, please visit our website at www.equityresidential.com.

    Forward-Looking Statements

    In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential's management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityresidential.com. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

    A live web cast of the company's conference call discussing these results and outlook for the remainder of 2007 will take place tomorrow, Wednesday, October 31, at 10:00 a.m. Central. Please visit the Investor Information section of the company's web site at www.equityresidential.com for the link. A replay of the web cast will be available for two weeks at this site.


                          EQUITY RESIDENTIAL
                CONSOLIDATED STATEMENTS OF OPERATIONS
             (Amounts in thousands except per share data)
                             (Unaudited)

                          Nine Months Ended         Quarter Ended
                            September 30,           September 30,
                       ----------------------- -----------------------
                          2007        2006        2007        2006
                       ----------- ----------- ----------- -----------
REVENUES
  Rental income        $1,517,357  $1,329,578    $525,222    $463,279
  Fee and asset
   management               6,937       6,878       2,234       2,071
                       ----------- ----------- ----------- -----------

    Total revenues      1,524,294   1,336,456     527,456     465,350
                       ----------- ----------- ----------- -----------

EXPENSES
  Property and
   maintenance            399,863     350,752     139,363     124,877
  Real estate taxes and
   insurance              160,458     129,648      53,452      46,006
  Property management      68,956      70,079      21,694      23,418
  Fee and asset
   management               6,604       6,477       2,100       2,151
  Depreciation            441,517     374,007     151,103     129,467
  General and
   administrative          34,651      35,875      13,137      13,522
  Impairment                1,020       1,718         626         913
                       ----------- ----------- ----------- -----------

    Total expenses      1,113,069     968,556     381,475     340,354
                       ----------- ----------- ----------- -----------

Operating income          411,225     367,900     145,981     124,996

  Interest and other
   income                  12,350      11,538       6,125       7,299
  Interest:
    Expense incurred,
     net                 (361,879)   (312,206)   (128,964)   (108,968)
    Amortization of
     deferred financing
     costs                 (8,191)     (6,254)     (2,036)     (1,882)
                       ----------- ----------- ----------- -----------

Income before
 allocation to Minority
 Interests, income
 (loss) from
 investments in
 unconsolidated
 entities, net gain on
 sales of
 unconsolidated
 entities and land
 parcels and
 discontinued
 operations                53,505      60,978      21,106      21,445
Allocation to Minority
 Interests:
  Operating
   Partnership, net        (2,246)     (1,657)       (907)       (664)
  Preference Interests
   and Units                 (437)     (1,779)         (3)       (223)
  Partially Owned
   Properties                (997)     (2,550)       (218)       (482)
  Premium on redemption
   of Preference
   Interests                    -        (684)          -          (1)
Income (loss) from
 investments in
 unconsolidated
 entities                     185        (565)        548        (190)
Net gain on sales of
 unconsolidated
 entities                   2,629         370       2,629          18
Net gain on sales of
 land parcels               5,230       3,183         714       2,937
                       ----------- ----------- ----------- -----------
Income from continuing
 operations, net of
 minority interests        57,869      57,296      23,869      22,840
Discontinued
 operations, net of
 minority interests       808,476     550,487     433,838      46,971
                       ----------- ----------- ----------- -----------
Net income                866,345     607,783     457,707      69,811
Preferred distributions   (19,157)    (29,682)     (4,317)     (9,514)
Premium on redemption
 of Preferred Shares       (6,144)     (3,941)     (6,144)     (3,941)
                       ----------- ----------- ----------- -----------
Net income available to
 Common Shares           $841,044    $574,160    $447,246     $56,356
                       =========== =========== =========== ===========

Earnings per share -
 basic:
Income from continuing
 operations available
 to Common Shares           $0.12       $0.08       $0.05       $0.03
                       =========== =========== =========== ===========
Net income available to
 Common Shares              $2.97       $1.98       $1.64       $0.19
                       =========== =========== =========== ===========
Weighted average Common
 Shares outstanding       282,847     289,463     272,086     290,036
                       =========== =========== =========== ===========

Earnings per share -
 diluted:
Income from continuing
 operations available
 to Common Shares           $0.11       $0.08       $0.05       $0.03
                       =========== =========== =========== ===========
Net income available to
 Common Shares              $2.93       $1.95       $1.62       $0.19
                       =========== =========== =========== ===========
Weighted average Common
 Shares outstanding       306,052     314,982     294,331     315,886
                       =========== =========== =========== ===========

Distributions declared
 per Common Share
 outstanding              $1.3875     $1.3275     $0.4625     $0.4425
                       =========== =========== =========== ===========


                          EQUITY RESIDENTIAL
           CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
             (Amounts in thousands except per share data)
                             (Unaudited)


                          Nine Months Ended         Quarter Ended
                            September 30,           September 30,
                       ----------------------- -----------------------
                          2007        2006        2007        2006
                       ----------- ----------- ----------- -----------

Net income               $866,345    $607,783    $457,707     $69,811
Allocation to Minority
 Interests - Operating
 Partnership, net           2,246       1,657         907         664
Adjustments:
  Depreciation            441,517     374,007     151,103     129,467
  Depreciation - Non-
   real estate
   additions               (6,137)     (5,615)     (1,964)     (1,933)
  Depreciation -
   Partially Owned and
   Unconsolidated
   Properties               3,262       3,473       1,181         910
  Net gain on sales of
   unconsolidated
   entities                (2,629)       (370)     (2,629)        (18)
  Discontinued
   operations:
    Depreciation           24,518      66,601       3,191      13,788
    Gain on sales of
     discontinued
     operations, net
     of minority
     interests           (794,700)   (487,907)   (433,251)    (18,705)
    Net incremental
     gain on sales of
     condominium units     19,965      31,431       6,371      12,878
    Provision for
     income taxes -
     Non-condo sales         (187)          -           -           -
    Minority Interests
     - Operating
     Partnership              933       4,415          41       2,004
                       ----------- ----------- ----------- -----------

FFO (1)(2)                555,133     595,475     182,657     208,866
Preferred
 distributions            (19,157)    (29,682)     (4,317)     (9,514)
Premium on redemption
 of Preferred Shares       (6,144)     (3,941)     (6,144)     (3,941)
                       ----------- ----------- ----------- -----------

FFO available to
 Common Shares and OP
 Units - basic (1) (2)   $529,832    $561,852    $172,196    $195,411
                       =========== =========== =========== ===========

FFO available to
 Common Shares and OP
 Units - diluted (1)
 (2)                     $530,420    $562,551    $172,385    $195,630
                       =========== =========== =========== ===========

FFO per share and OP
 Unit - basic               $1.75       $1.81       $0.59       $0.63
                       =========== =========== =========== ===========

FFO per share and OP
 Unit - diluted             $1.73       $1.78       $0.58       $0.62
                       =========== =========== =========== ===========

Weighted average
 Common Shares and
  OP Units outstanding
   - basic                301,986     310,012     290,977     310,671
                       =========== =========== =========== ===========

Weighted average
 Common Shares and
  OP Units outstanding
   - diluted              306,557     315,584     294,819     316,455
                       =========== =========== =========== ===========


(1) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and OP Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Minority Interests - Operating Partnership". Subject to certain restrictions, the Minority Interests
 - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2) The Company believes that FFO and FFO available to Common Shares and OP Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and OP Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO and FFO available to Common Shares and OP Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO and FFO available to Common Shares and OP Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO and FFO available to Common Shares and OP Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.


                          EQUITY RESIDENTIAL
                     CONSOLIDATED BALANCE SHEETS
           (Amounts in thousands except for share amounts)
                             (Unaudited)

                                           September 30, December 31,
                                               2007          2006
                                           ------------- -------------
ASSETS
Investment in real estate
  Land                                       $3,610,743    $3,217,672
  Depreciable property                       13,557,202    13,376,359
  Projects under development                    539,009       403,216
  Land held for development                     395,550       237,928
                                           ------------- -------------
Investment in real estate                    18,102,504    17,235,175
  Accumulated depreciation                   (3,064,347)   (3,022,480)
                                           ------------- -------------
Investment in real estate, net               15,038,157    14,212,695

Cash and cash equivalents                        62,734       260,277
Investments in unconsolidated entities            3,535         4,448
Deposits - restricted                           449,672       391,825
Escrow deposits - mortgage                       23,042        25,528
Deferred financing costs, net                    56,227        43,384
Other assets                                    156,218       124,062
                                           ------------- -------------
    Total assets                            $15,789,585   $15,062,219
                                           ============= =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable                     $3,576,301    $3,178,223
  Notes, net                                  5,311,232     4,419,433
  Lines of credit                               640,000       460,000
  Accounts payable and accrued expenses         154,363        96,699
  Accrued interest payable                       89,922        91,172
  Other liabilities                             314,696       311,557
  Security deposits                              62,196        58,072
  Distributions payable                         137,259       151,382
                                           ------------- -------------
    Total liabilities                        10,285,969     8,766,538
                                           ------------- -------------

Commitments and contingencies
Minority Interests:
  Operating Partnership                         337,613       372,961
  Preference Interests and Units                    184        11,684
  Partially Owned Properties                     26,879        26,814
                                           ------------- -------------
    Total Minority Interests                    364,676       411,459
                                           ------------- -------------

Shareholders' equity:
  Preferred Shares of beneficial interest,
   $0.01 par value; 100,000,000 shares
   authorized; 2,014,275 shares issued and
   outstanding as of September 30, 2007
   and 2,762,950 shares issued and
   outstanding as of December 31, 2006          210,357       386,574
  Common Shares of beneficial interest,
   $0.01 par value; 1,000,000,000 shares
   authorized; 271,060,946 shares issued
   and outstanding as of September 30,
   2007 and 293,551,633 shares issued and
   outstanding as of December 31, 2006            2,711         2,936
  Paid in capital                             4,324,541     5,349,194
  Retained earnings                             609,991       159,528
  Accumulated other comprehensive loss           (8,660)      (14,010)
                                           ------------- -------------
    Total shareholders' equity                5,138,940     5,884,222
                                           ------------- -------------
    Total liabilities and shareholders'
     equity                                 $15,789,585   $15,062,219
                                           ============= =============


                          EQUITY RESIDENTIAL



                          Portfolio Summary
                       As of September 30, 2007

                                         % of    % of 2007   Average
                                         Total   Stabilized   Rental
       Markets      Properties  Units     Units      NOI     Rate (1)
   ---------------- ---------- -------- -------- ---------- ----------

 1 New York Metro
    Area                    22    6,246     4.1%       9.9%     $2,538
 2 South Florida            37   12,193     7.9%       8.8%      1,280
 3 Los Angeles              38    7,973     5.2%       7.8%      1,730
 4 DC Northern
    Virginia                24    8,057     5.2%       7.3%      1,605
 5 Seattle/Tacoma           49   11,285     7.3%       7.0%      1,224
 6 Phoenix                  40   11,640     7.6%       5.8%        943
 7 Boston                   36    5,907     3.8%       5.8%      1,537
 8 San Francisco
    Bay Area                33    6,623     4.3%       5.6%      1,574
 9 Denver                   28    9,342     6.1%       4.9%        937
10 Orlando                  25    7,825     5.1%       4.8%      1,033
11 Atlanta                  33    9,862     6.4%       4.4%        922
12 San Diego                14    4,491     2.9%       4.1%      1,579
13 Inland Empire CA         15    4,655     3.0%       3.5%      1,378
14 Orange County             9    3,175     2.1%       3.0%      1,563
15 Suburban
    Maryland                21    5,145     3.3%       3.0%      1,079
16 New England
    (excl Boston)           38    5,597     3.6%       2.9%      1,087
17 Dallas/Ft Worth          24    6,499     4.2%       2.5%        882
18 Portland OR              11    3,713     2.4%       1.7%        926
19 Jacksonville             11    3,471     2.3%       1.6%        911
20 Tampa/Ft Myers           11    3,414     2.2%       1.5%        931

                    ---------- -------- -------- ---------- ----------
   Top 20 Total            519  137,113    89.0%      95.9%      1,269

21 Raleigh/Durham           16    4,032     2.6%       1.5%        770
22 Austin                    9    2,985     1.9%       1.1%        863
23 Central Valley
    CA                      10    1,595     1.0%       0.8%      1,071
24 Other EQR                18    3,942     2.6%       0.7%        840
                    ---------- -------- -------- ---------- ----------

   Total                   572  149,667    97.1%     100.0%      1,233

   Condominium
    Conversion              11      823     0.5%         -           -
   Military Housing          1    3,662     2.4%         -           -

                    ---------- -------- -------- ---------- ----------
   Grand Total             584  154,152   100.0%     100.0%     $1,233
                    ========== ======== ======== ========== ==========

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the month of September 2007.


                          EQUITY RESIDENTIAL

----------------------------------------------------------------------
                  Portfolio as of September 30, 2007

                                    Properties    Units
                                    ---------- ------------

       Wholly Owned
        Properties                        512      134,589
       Partially Owned
        Properties:
         Consolidated                      27        5,455
         Unconsolidated                    44       10,446
       Military Housing
        (Fee Managed)                       1        3,662
                                    ---------- ------------
                                          584      154,152


----------------------------------------------------------------------

                    Portfolio Rollforward Q3 2007

                         Properties   Units    $ Thousands   Cap Rate
                         ---------- ---------- ------------ ----------

         6/30/2007             608    162,532

 Acquisitions:
   Rental Properties             6      1,411     $393,680        4.8%
   Land Parcels (two)            -          -      $83,397
 Dispositions:
   Rental Properties           (29)    (9,663)   $(957,805)       5.3%
   Condominium Units            (1)      (169)    $(45,179)
   Land Parcel (one)             -          -      $(5,000)
 Configuration Changes           -         41
                         ---------- ----------

         9/30/2007             584    154,152


----------------------------------------------------------------------

                      Portfolio Rollforward 2007

                         Properties   Units    $ Thousands   Cap Rate
                         ---------- ---------- ------------ ----------

        12/31/2006             617    165,716
 Acquisitions:
   Rental Properties            34      7,620   $1,619,465        4.8%
   Land Parcels (seven)          -          -     $148,847
 Dispositions:
   Rental Properties           (66)   (19,681) $(1,748,434)       5.6%
   Condominium Units            (5)      (552)   $(148,237)
   Land Parcels (two)            -          -     $(45,662)
 Completed Developments          4        938
 Configuration Changes           -        111
                         ---------- ----------

         9/30/2007             584    154,152

----------------------------------------------------------------------


                          EQUITY RESIDENTIAL

----------------------------------------------------------------------
              Third Quarter 2007 vs. Third Quarter 2006
          Quarter over Quarter Same-Store Results/Statistics

$ in Thousands (except for Average Rental Rate) - 123,139 Same-Store
                                 Units

                        Results                     Statistics
            ------------------------------- --------------------------
                                            Average
                                             Rental
                                             Rate
Description  Revenues   Expenses   NOI (1)    (2)   Occupancy Turnover
----------- ----------- --------- --------- ------- --------- --------
  Q3 2007     $439,470  $163,462  $276,008  $1,259  94.6%     (18.8%)
  Q3 2006     $423,652  $161,658  $261,994  $1,214  94.6%     (18.9%)
            ----------- --------- --------- ------- --------- --------
  Change       $15,818    $1,804   $14,014     $45   0.0%       0.1%
            =========== ========= ========= ======= ========= ========
  Change           3.7%      1.1%      5.3%    3.7%


----------------------------------------------------------------------

              Third Quarter 2007 vs. Second Quarter 2007
    Sequential Quarter over Quarter Same-Store Results/Statistics

$ in Thousands (except for Average Rental Rate) - 131,011 Same-Store
                                 Units

                        Results                     Statistics
            ------------------------------- --------------------------
                                            Average
                                             Rental
                                             Rate
Description  Revenues   Expenses   NOI (1)    (2)   Occupancy Turnover
----------- ----------- --------- --------- ------- --------- --------
  Q3 2007     $469,517  $174,896  $294,621  $1,266  94.5%     (19.0%)
  Q2 2007     $463,636  $171,833  $291,803  $1,247  94.7%     (16.4%)
            ----------- --------- --------- ------- --------- --------
  Change        $5,881    $3,063    $2,818     $19  (0.2%)     (2.6%)
            =========== ========= ========= ======= ========= ========
  Change           1.3%      1.8%      1.0%    1.5%



----------------------------------------------------------------------

              September YTD 2007 vs. September YTD 2006
              YTD over YTD Same-Store Results/Statistics

$ in Thousands (except for Average Rental Rate) - 118,029 Same-Store
                                 Units

                        Results                     Statistics
            ------------------------------- --------------------------
                                            Average
                                             Rental
                                             Rate
Description  Revenues   Expenses   NOI (1)    (2)   Occupancy Turnover
----------- ----------- --------- --------- ------- --------- --------
 YTD 2007   $1,243,288  $463,918  $779,370  $1,237  94.7%     (48.6%)
 YTD 2006   $1,190,619  $451,687  $738,932  $1,185  94.7%     (49.5%)
            ----------- --------- --------- ------- --------- --------
  Change       $52,669   $12,231   $40,438     $52   0.0%       0.9%
            =========== ========= ========= ======= ========= ========
  Change           4.4%      2.7%      5.5%    4.4%


(1) The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.

(2) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.


                          EQUITY RESIDENTIAL
----------------------------------------------------------------------

                    Same-Store NOI Reconciliation
              Third Quarter 2007 vs. Third Quarter 2006

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the Third
 Quarter 2007 Same-Store Properties:

                                                   Quarter Ended
                                                   September 30,
                                             -------------------------
                                                 2007         2006
                                             ------------ ------------
                                              (Amounts in thousands)

Operating income                                $145,981     $124,996
Adjustments:
     Non-same-store operating results            (34,705)      (6,984)
     Fee and asset management revenue             (2,234)      (2,071)
     Fee and asset management expense              2,100        2,151
     Depreciation                                151,103      129,467
     General and administrative                   13,137       13,522
     Impairment                                      626          913
                                             ------------ ------------

Same-store NOI                                  $276,008     $261,994
                                             ============ ============


----------------------------------------------------------------------

                    Same-Store NOI Reconciliation
              September YTD 2007 vs. September YTD 2006

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the Nine-Month 2007 Same-Store Properties:

                                                 Nine Months Ended
                                                   September 30,
                                             -------------------------
                                                 2007         2006
                                             ------------ ------------
                                              (Amounts in thousands)

Operating income                                $411,225     $367,900
Adjustments:
     Non-same-store operating results           (108,710)     (40,167)
     Fee and asset management revenue             (6,937)      (6,878)
     Fee and asset management expense              6,604        6,477
     Depreciation                                441,517      374,007
     General and administrative                   34,651       35,875
     Impairment                                    1,020        1,718
                                             ------------ ------------

Same-store NOI                                  $779,370     $738,932
                                             ============ ============


                          EQUITY RESIDENTIAL

              Third Quarter 2007 vs. Third Quarter 2006
                     Same-Store Results by Market



   -------------------------------------------------------------------
                                    3Q 2007     3Q 2007     3Q 2007
                                      % of      Average     Weighted
                                     Actual      Rental     Average
         Markets         Units        NOI       Rate (1)  Occupancy %
   -------------------------------------------------------------------
 1 New York Metro Area       5,288       10.0%      $2,653       95.8%
 2 Los Angeles               6,754        8.0%       1,712       95.0%
 3 Seattle/Tacoma            8,863        7.4%       1,262       95.7%
 4 South Florida             9,347        7.1%       1,302       91.9%
 5 DC Northern
    Virginia                 6,652        6.9%       1,500       94.4%
 6 Boston                    5,025        6.0%       1,804       95.7%
 7 San Francisco Bay
    Area                     5,541        5.9%       1,557       96.2%
 8 Phoenix                   9,026        5.2%         931       93.5%
 9 Atlanta                   8,496        4.7%         949       95.1%
10 Denver                    7,349        4.3%         897       95.0%
11 San Diego                 3,822        4.3%       1,606       95.4%
12 Orlando                   6,473        4.2%       1,033       94.1%
13 New England (excl
    Boston)                  5,597        3.6%       1,091       94.5%
14 Orange County             3,013        3.4%       1,566       95.8%
15 Inland Empire CA          3,712        3.3%       1,350       92.5%
16 Dallas/Ft Worth           5,469        2.9%         924       95.4%
17 Suburban Maryland         4,041        2.5%       1,089       91.4%
18 Portland OR               3,409        2.0%         938       95.9%
19 Jacksonville              3,231        1.9%         921       95.0%
20 Raleigh/Durham            3,640        1.7%         784       94.4%
                      ------------------------------------------------
        Top 20 Markets     114,748       95.3%       1,281       94.5%

     All Other Markets       8,391        4.7%         964       94.9%
                      ------------------------------------------------
                 Total     123,139      100.0%      $1,259       94.6%
                      ================================================



                            ------------------------------------------
                              Increase (Decrease) from Prior Quarter
   -------------------------------------------------------------------

                                                      Average
                                                      Rental
                                                       Rate
       Markets       Units   Revenues  Expenses  NOI    (1)  Occupancy
   -------------------------------------------------------------------
 1 New York Metro
    Area               5,288     5.9%     (0.9%) 9.4%   7.0%    (1.0%)
 2 Los Angeles         6,754     4.9%      1.3%  6.8%   5.5%    (0.6%)
 3 Seattle/Tacoma      8,863     8.8%      2.2% 12.9%   5.7%     2.6%
 4 South Florida       9,347    (0.2%)     0.6% (0.8%) (0.7%)    0.3%
 5 DC Northern
    Virginia           6,652     1.4%      1.7%  1.3%   2.4%    (0.9%)
 6 Boston              5,025     2.8%      0.6%  4.1%   2.2%     0.7%
 7 San Francisco
    Bay Area           5,541     6.7%      4.0%  8.1%   6.2%     0.4%
 8 Phoenix             9,026     1.6%      2.3%  1.1%   2.8%    (1.1%)
 9 Atlanta             8,496     4.5%      6.9%  2.7%   5.1%    (0.5%)
10 Denver              7,349     5.2%      4.1%  5.9%   5.1%     0.1%
11 San Diego           3,822     3.8%     (3.7%) 8.0%   3.8%     0.0%
12 Orlando             6,473    (1.6%)     2.7% (4.1%) (0.9%)   (0.7%)
13 New England
    (excl Boston)      5,597     3.5%      0.4%  5.9%   3.5%     0.0%
14 Orange County       3,013     4.0%     (4.8%) 8.5%   4.2%    (0.2%)
15 Inland Empire CA    3,712     2.8%     (0.7%) 4.8%   4.4%    (1.6%)
16 Dallas/Ft Worth     5,469     4.3%     (1.7%) 9.7%   3.5%     0.6%
17 Suburban
    Maryland           4,041     1.1%      7.2% (2.8%)  2.0%    (0.8%)
18 Portland OR         3,409     6.7%      2.6%  9.5%   6.6%     0.0%
19 Jacksonville        3,231     4.0%      0.0%  6.7%   3.3%     0.5%
20 Raleigh/Durham      3,640     4.6%      0.2%  8.1%   5.1%    (0.5%)
                   ---------------------------------------------------
     Top 20 Markets  114,748     3.7%      1.4%  5.2%   3.8%    (0.1%)

         All Other
            Markets    8,391     3.4%     (3.0%) 8.9%   3.0%     0.4%
                   ---------------------------------------------------
              Total  123,139     3.7%      1.1%  5.3%   3.7%     0.0%
                   ===================================================


(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.


                          EQUITY RESIDENTIAL

              Third Quarter 2007 vs. Second Quarter 2007
               Sequential Same-Store Results by Market



   -------------------------------------------------------------------
                                    3Q 2007     3Q 2007     3Q 2007
                                      % of      Average     Weighted
                                     Actual      Rental     Average
        Markets         Units         NOI       Rate (1)  Occupancy %
   -------------------------------------------------------------------
 1 New York Metro
    Area                     5,443        9.5%      $2,642       95.7%
 2 South Florida            11,433        8.3%       1,316       91.7%
 3 Los Angeles               7,179        8.0%       1,737       94.9%
 4 Seattle/Tacoma            9,262        7.2%       1,260       95.7%
 5 DC Northern
    Virginia                 6,870        6.8%       1,508       94.4%
 6 Boston                    5,649        6.4%       1,827       95.9%
 7 San Francisco Bay
    Area                     5,793        5.7%       1,542       95.9%
 8 Phoenix                   9,986        5.4%         930       92.9%
 9 Orlando                   7,543        4.6%       1,040       94.3%
10 Denver                    8,045        4.5%         921       95.0%
11 Atlanta                   8,678        4.5%         951       95.1%
12 San Diego                 3,822        4.0%       1,606       95.4%
13 Inland Empire CA          4,355        3.6%       1,366       92.7%
14 New England (excl
    Boston)                  5,597        3.3%       1,091       94.5%
15 Orange County             3,175        3.3%       1,559       95.7%
16 Dallas/Ft Worth           5,469        2.7%         924       95.4%
17 Suburban Maryland         4,041        2.4%       1,089       91.4%
18 Portland OR               3,409        1.9%         938       95.9%
19 Jacksonville              3,231        1.8%         921       95.0%
20 Raleigh/Durham            3,640        1.6%         784       94.4%
                    --------------------------------------------------
      Top 20 Markets       122,620       95.5%       1,287       94.4%

   All Other Markets         8,391        4.5%         964       94.9%
                    --------------------------------------------------
               Total       131,011      100.0%      $1,266       94.5%
                    ==================================================


                            ------------------------------------------
                              Increase (Decrease) from Prior Quarter
   -------------------------------------------------------------------

                                                      Average
                                                      Rental
                                                       Rate
       Markets      Units    Revenues  Expenses  NOI    (1)  Occupancy
   -------------------------------------------------------------------
 1 New York Metro
    Area               5,443     1.9%     (1.1%) 3.3%   2.6%    (0.7%)
 2 South Florida      11,433    (1.9%)    (0.1%)(3.0%) (0.2%)   (1.6%)
 3 Los Angeles         7,179     2.0%      5.9%  0.2%   2.4%    (0.4%)
 4 Seattle/Tacoma      9,262     3.5%      2.7%  4.0%   2.6%     0.8%
 5 DC Northern
    Virginia           6,870     1.6%     (4.9%) 4.9%   2.3%    (0.7%)
 6 Boston              5,649     0.5%     (5.1%) 4.0%   0.2%     0.3%
 7 San Francisco
    Bay Area           5,793     2.4%      3.8%  1.6%   2.5%    (0.1%)
 8 Phoenix             9,986    (0.8%)     6.3% (4.8%) (0.4%)   (0.4%)
 9 Orlando             7,543     0.6%      1.8% (0.1%)  0.0%     0.6%
10 Denver              8,045     3.2%      8.6%  0.3%   3.7%    (0.5%)
11 Atlanta             8,678     2.2%      5.9% (0.5%)  2.2%     0.0%
12 San Diego           3,822     1.7%      4.4%  0.5%   1.0%     0.6%
13 Inland Empire
    CA                 4,355     0.6%      7.9% (3.1%)  1.8%    (1.1%)
14 New England
    (excl Boston)      5,597     1.1%     (6.6%) 7.8%   1.3%    (0.2%)
15 Orange County       3,175     1.9%      2.4%  1.7%   1.6%     0.3%
16 Dallas/Ft Worth     5,469     2.1%      2.5%  1.8%   1.6%     0.4%
17 Suburban
    Maryland           4,041    (1.3%)     6.8% (6.3%)  1.1%    (2.2%)
18 Portland OR         3,409     2.6%      2.8%  2.5%   2.8%    (0.2%)
19 Jacksonville        3,231     1.3%      0.0%  2.2%   0.9%     0.4%
20 Raleigh/Durham      3,640     2.0%      5.4% (0.4%)  2.8%    (0.7%)
                  ----------------------------------------------------
    Top 20 Markets   122,620     1.3%      1.9%  0.9%   1.6%    (0.3%)

        All Other
           Markets     8,391     1.4%      0.5%  2.1%   1.1%     0.2%
                  ----------------------------------------------------
             Total   131,011     1.3%      1.8%  1.0%   1.5%    (0.2%)
                  ====================================================


(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.


                          EQUITY RESIDENTIAL

              September YTD 2007 vs. September YTD 2006
                     Same-Store Results by Market



   -------------------------------------------------------------------
                                   Sep YTD 07  Sep YTD 07  Sep YTD 07
                                      % of      Average     Weighted
                                     Actual      Rental     Average
         Markets         Units        NOI       Rate (1)  Occupancy %
   -------------------------------------------------------------------
 1 New York Metro Area       5,153        9.8%      $2,572       96.1%
 2 Los Angeles               6,221        7.9%       1,697       95.3%
 3 Seattle/Tacoma            8,532        7.2%       1,229       95.0%
 4 DC Northern
    Virginia                 6,246        6.6%       1,470       94.8%
 5 South Florida             7,662        6.5%       1,314       93.3%
 6 San Francisco Bay
    Area                     5,541        6.1%       1,527       96.0%
 7 Boston                    4,677        5.7%       1,804       94.8%
 8 Phoenix                   9,026        5.7%         931       93.8%
 9 Atlanta                   7,938        4.6%         910       95.4%
10 Orlando                   6,473        4.5%       1,037       93.8%
11 Denver                    7,013        4.3%         877       95.3%
12 San Diego                 3,486        4.1%       1,583       94.9%
13 New England (excl
    Boston)                  5,597        3.6%       1,079       94.4%
14 Inland Empire CA          3,712        3.5%       1,331       93.6%
15 Orange County             3,013        3.5%       1,541       95.6%
16 Dallas/Ft Worth           5,319        2.9%         901       95.0%
17 Suburban Maryland         4,041        2.8%       1,076       92.8%
18 Portland OR               3,409        2.1%         920       95.7%
19 Jacksonville              3,231        2.0%         912       94.7%
20 Raleigh/Durham            3,348        1.6%         764       94.9%
                      ------------------------------------------------
        Top 20 Markets     109,638       95.0%       1,259       94.7%

     All Other Markets       8,391        5.0%         954       95.1%
                      ------------------------------------------------
                 Total     118,029      100.0%      $1,237       94.7%
                      ================================================


                            ------------------------------------------
                               Increase (Decrease) from Prior Year
   -------------------------------------------------------------------

                                                      Average
                                                      Rental
                                                       Rate
        Markets      Units   Revenues  Expenses  NOI    (1)  Occupancy
   -------------------------------------------------------------------
 1 New York Metro
    Area               5,153      6.4%     1.3%  9.2%    6.7%   (0.3%)
 2 Los Angeles         6,221      5.5%     0.7%  7.9%    4.8%    0.6%
 3 Seattle/Tacoma      8,532      7.0%     2.7%  9.7%    6.4%    0.5%
 4 DC Northern
    Virginia           6,246      3.3%     7.5%  1.3%    3.9%   (0.5%)
 5 South Florida       7,662      1.1%     4.5% (1.2%)   1.6%   (0.6%)
 6 San Francisco Bay
    Area               5,541      7.0%     3.6%  8.8%    6.7%    0.2%
 7 Boston              4,677      2.5%     0.3%  3.9%    2.6%    0.0%
 8 Phoenix             9,026      4.8%     3.6%  5.5%    6.0%   (1.0%)
 9 Atlanta             7,938      4.9%     3.8%  5.7%    4.7%    0.2%
10 Orlando             6,473      0.9%     6.0% (2.0%)   1.8%   (0.8%)
11 Denver              7,013      4.9%     4.8%  4.9%    4.3%    0.5%
12 San Diego           3,486      4.2%    (1.3%) 7.0%    3.8%    0.4%
13 New England (excl
    Boston)            5,597      5.2%     1.5%  8.4%    3.7%    1.3%
14 Inland Empire CA    3,712      4.0%     2.6%  4.6%    3.4%    0.4%
15 Orange County       3,013      4.4%    (0.4%) 6.8%    3.9%    0.4%
16 Dallas/Ft Worth     5,319      3.5%     0.5%  6.1%    3.2%    0.3%
17 Suburban Maryland   4,041      1.3%     7.8% (2.7%)   1.9%   (0.6%)
18 Portland OR         3,409      7.7%     2.1% 11.7%    7.4%    0.3%
19 Jacksonville        3,231      3.1%     2.3%  3.6%    3.1%   (0.1%)
20 Raleigh/Durham      3,348      4.5%     2.1%  6.4%    4.9%   (0.4%)
                    --------------------------------------------------
      Top 20 Markets 109,638      4.4%     2.9%  5.3%    4.4%    0.0%

   All Other Markets   8,391      4.8%     0.5%  8.3%    4.4%    0.3%
                    --------------------------------------------------
               Total 118,029      4.4%     2.7%  5.5%    4.4%    0.0%
                    ==================================================


(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.


                          EQUITY RESIDENTIAL

                Debt Summary as of September 30, 2007
                        (Amounts in thousands)

                                                             Weighted
                                                  Weighted   Average
                                                   Average  Maturities
                           Amounts (1) % of Total Rates (1)  (years)
                           ----------- ---------- --------- ----------

    Secured                 $3,576,301      37.5%     5.75%        7.7
    Unsecured                5,951,232      62.5%     5.66%        6.6
                           ----------- ---------- --------- ----------
     Total                  $9,527,533     100.0%     5.70%        7.0
                           =========== ========== ========= ==========

    Fixed Rate Debt:
     Secured -
      Conventional          $2,426,424      25.4%     6.14%        4.8
     Unsecured -
      Public/Private         5,052,255      53.0%     5.64%        6.6
     Unsecured - Tax
      Exempt                   111,390       1.2%     5.06%       21.6
                           ----------- ---------- --------- ----------
      Fixed Rate Debt        7,590,069      79.6%     5.79%        6.3
                           ----------- ---------- --------- ----------

    Floating Rate Debt:
     Secured -
      Conventional             494,942       5.2%     7.48%        5.4
     Secured - Tax Exempt      654,935       6.9%     3.06%       20.3
     Unsecured - Public        147,587       1.6%     6.61%        1.7
     Unsecured - Revolving
      Credit Facility          640,000       6.7%     5.69%        4.4
                           ----------- ---------- --------- ----------
      Floating Rate Debt     1,937,464      20.4%     5.37%        9.6
                           ----------- ---------- --------- ----------

     Total                  $9,527,533     100.0%     5.70%        7.0
                           =========== ========== ========= ==========

(1) Net of the effect of any derivative instruments. Weighted average rates are for the nine months ended September 30, 2007.

    Note: The Company capitalized interest of approximately $30.8 million and $13.2 million during the nine months ended September 30, 2007 and 2006, respectively. The Company capitalized interest of approximately $12.9 million and $5.4 million during the quarters ended September 30, 2007 and 2006, respectively.


             Debt Maturity Schedule as of September 30, 2007
                          (Amounts in thousands)

                                                     Weighted Weighted
                                                     Average  Average
                                                       Rates    Rates
                        Floating                     on Fixed on Total
             Fixed Rate    Rate                % of    Rate     Debt
    Year        (1)        (1)       Total    Total  Debt (1)   (1)
    ------   ---------- ---------- ---------- ------ -------- --------


    2007     $   69,011 $   37,678 $  106,689   1.1%    5.60%    6.19%
    2008        465,027    137,016    602,043   6.3%    6.65%    6.58%
    2009        457,861    426,641    884,502   9.3%    6.35%    5.42%
    2010        279,947     26,236    306,183   3.2%    7.05%    7.11%
    2011  (2) 1,488,370     24,150  1,512,520  15.9%    5.55%    5.52%
    2012  (3)   907,448    640,000  1,547,448  16.3%    6.08%    5.81%
    2013        565,757          -    565,757   5.9%    5.93%    5.93%
    2014        504,809          -    504,809   5.3%    5.27%    5.27%
    2015        355,314          -    355,314   3.7%    6.41%    6.41%
    2016      1,089,046          -  1,089,046  11.4%    5.32%    5.32%
    2017+     1,407,479    645,743  2,053,222  21.6%    6.11%    5.68%
             ---------- ---------- ---------- ------ -------- --------
    Total    $7,590,069 $1,937,464 $9,527,533 100.0%    5.91%    5.74%
             ========== ========== ========== ====== ======== ========

(1) Net of the effect of any derivative instruments. Weighted average rates are as of September 30, 2007.

(2) Includes $650.0 million of 3.85% convertible unsecured debt with a final maturity of 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(3) Includes $640.0 million outstanding on the Company's $1.5 billion unsecured revolving credit facility, which matures on February 28, 2012.


                          EQUITY RESIDENTIAL

           Unsecured Debt Summary as of September 30, 2007
                        (Amounts in thousands)

                                               Unamortized
               Coupon    Due          Face      Premium/       Net
                Rate     Date        Amount    (Discount)    Balance
               -------------------------------------------------------

   Fixed Rate
    Notes:
                4.861% 11/30/07    $   50,000    $      -  $   50,000
                7.500% 08/15/08 (1)   130,000           -     130,000
                4.750% 06/15/09 (2)   300,000        (468)    299,532
                6.950% 03/02/11       300,000       3,061     303,061
                6.625% 03/15/12       400,000      (1,309)    398,691
                5.500% 10/01/12       350,000      (1,726)    348,274
                5.200% 04/01/13       400,000        (651)    399,349
                5.250% 09/15/14       500,000        (428)    499,572
                6.584% 04/13/15       300,000        (837)    299,163
                5.125% 03/15/16       500,000        (453)    499,547
                5.375% 08/01/16       400,000      (1,639)    398,361
                5.750% 06/15/17       650,000      (4,959)    645,041
                7.125% 10/15/17       150,000        (651)    149,349
                7.570% 08/15/26       140,000           -     140,000
                3.850% 08/15/26 (3)   650,000      (7,685)    642,315
   Floating
    Rate
    Adjustments                 (2)  (150,000)          -    (150,000)
                                   -----------------------------------
                                    5,070,000     (17,745)  5,052,255
                                   -----------------------------------

   Fixed Rate
    Tax Exempt
    Notes:
                4.750% 12/15/28 (1)    35,600           -      35,600
                5.200% 06/15/29 (1)    75,790           -      75,790
                                   -----------------------------------
                                      111,390           -     111,390
                                   -----------------------------------

   Floating
    Rate Notes:
                       06/15/09 (2)   150,000           -     150,000
   FAS 133
    Adjustments
    - net                       (2)    (2,413)          -      (2,413)
                                   -----------------------------------
                                      147,587           -     147,587
                                   -----------------------------------

   Revolving
    Credit
    Facility:          02/28/12 (4)   640,000           -     640,000
                                   -----------------------------------

   Total
    Unsecured
    Debt                           $5,968,977    $(17,745) $5,951,232
                                   ===================================

(1) Notes are private. All other unsecured debt is public.
(2) $150.0 million in fair value interest rate swaps converts 50% of the 4.750% Notes due June 15, 2009 to a floating interest rate.
(3) Convertible notes mature on August 15, 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.
(4) Represents amount outstanding on the Company's $1.5 billion unsecured revolving credit facility which matures on February 28, 2012.


                          EQUITY RESIDENTIAL

               Selected Unsecured Public Debt Covenants

                                           September 30,   June 30,
                                               2007          2007
                                           ------------- -------------

 Total Debt to Adjusted Total Assets (not
  to exceed 60%)                                   50.6%         49.7%


 Secured Debt to Adjusted Total Assets
  (not to exceed 40%)                              19.0%         17.0%


 Consolidated Income Available for Debt
  Service to
     Maximum Annual Service Charges
     (must be at least 1.5 to 1)                    2.16          2.28


 Total Unsecured Assets to Unsecured Debt
      (must be at least 150%)                     215.0%        208.9%


These selected covenants relate to ERP Operating Limited Partnership's
 ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.


                          EQUITY RESIDENTIAL

              Capital Structure as of September 30, 2007
    (Amounts in thousands except for share and per share amounts)

    Secured Debt                          $3,576,301    37.5%
    Unsecured Debt                         5,311,232    55.8%
    Revolving
     Credit
     Facility                                640,000     6.7%
                                         ----------- --------
Total Debt                                 9,527,533   100.0%    43.3%

    Common Shares   271,060,946    93.6%
    OP Units         18,567,974     6.4%
                    ----------- --------
Total Shares and OP
 Units              289,628,920   100.0%
Common Share
 Equivalents (see
 below)                 477,023
                    -----------
Total outstanding
 at quarter-end     290,105,943
Common Share Price
 at September 30,
 2007                    $42.36
                    -----------
                                          12,288,888    98.4%
Perpetual Preferred
 Equity (see below)                          200,000     1.6%
                                         ----------- --------
Total Equity                              12,488,888   100.0%    56.7%

Total Market
 Capitalization                          $22,016,421            100.0%


        Convertible Preferred Equity as of September 30, 2007
    (Amounts in thousands except for share and per share amounts)


                                                             Annual
                                                            Dividend
                       Redemption Outstanding  Liquidation    Per
        Series            Date    Shares/Units    Value     Share/Unit

---------------------- ---------- ------------ ----------- -----------
  Preferred Shares:
    7.00% Series E        11/1/98      388,916      $9,723       $1.75
    7.00% Series H        6/30/98       25,359         634        1.75
  Junior Preference
   Units:
    8.00% Series B        7/29/09        7,367         184        2.00
                                  ------------ -----------
Total Convertible
 Preferred Equity                      421,642     $10,541

                         Annual     Weighted                 Common
                        Dividend     Average   Conversion     Share
        Series           Amount       Rate        Ratio    Equivalents

---------------------- ----------- ----------- ----------- -----------
  Preferred Shares:
    7.00% Series E            $681                  1.1128     432,786
    7.00% Series H              44                  1.4480      36,720
  Junior Preference
   Units:
    8.00% Series B              15                1.020408       7,517
                       -----------                         -----------
Total Convertible
 Preferred Equity             $740       7.02%                 477,023


         Perpetual Preferred Equity as of September 30, 2007
    (Amounts in thousands except for share and per share amounts)



                                                             Annual
                                                            Dividend
                       Redemption Outstanding  Liquidation    Per
        Series            Date    Shares/Units    Value     Share/Unit
---------------------- ---------- ------------ ----------- -----------
  Preferred Shares:
     8.29% Series K      12/10/26    1,000,000     $50,000      $4.145
     6.48% Series N       6/19/08      600,000     150,000       16.20
                                  ------------ -----------
Total Perpetual
 Preferred Equity                    1,600,000    $200,000


                                                 Annual     Weighted
                                                Dividend     Average
        Series                                   Amount       Rate
-----------------------                        ----------- -----------
  Preferred Shares:
     8.29% Series K                                 $4,145
     6.48% Series N                                  9,720
                                               -----------
Total Perpetual
 Preferred Equity                                  $13,865       6.93%


                          EQUITY RESIDENTIAL

        Common Share and Operating Partnership Unit (OP Unit)
                 Weighted Average Amounts Outstanding

                        YTD 3Q07     YTD 3Q06       3Q07         3Q06
                       -----------  -----------  -----------  -----------

Weighted Average
 Amounts Outstanding
 for Net Income
 Purposes:
  Common Shares -
   basic               282,846,740  289,462,778  272,086,433  290,035,523
  Shares issuable from
   assumed
   conversion/vesting
   of:
    - OP Units          19,139,417   20,549,456   18,890,937   20,635,182
    - share options /
     restricted shares   4,065,352    4,970,074    3,353,744    5,215,312
                       -----------  -----------  -----------  -----------
  Total Common Shares
   and OP Units -
   diluted             306,051,509  314,982,308  294,331,114  315,886,017

Weighted Average
 Amounts Outstanding
 for FFO Purposes:
  Common Shares -
   basic               282,846,740  289,462,778  272,086,433  290,035,523
  OP Units - basic      19,139,417   20,549,456   18,890,937   20,635,182
                       -----------  -----------  -----------  -----------
  Total Common Shares
   and OP Units -
   basic               301,986,157  310,012,234  290,977,370  310,670,705
  Shares issuable from
   assumed
   conversion/vesting
   of:
    - convertible
     preferred
     shares/units          505,601      601,388      488,324      568,801
    - share options /
     restricted shares   4,065,352    4,970,074    3,353,744    5,215,312
                       -----------  -----------  -----------  -----------
  Total Common Shares
   and OP Units -
   diluted             306,557,110  315,583,696  294,819,438  316,454,818

Period Ending Amounts
 Outstanding:
  Common Shares -
   basic               271,060,946
  OP Units - basic      18,567,974
                       -----------
  Total Common Shares
   and OP Units -
   basic               289,628,920


                          EQUITY RESIDENTIAL

          Partially Owned Entities as of September 30, 2007
      (Amounts in thousands except for project and unit amounts)


                                     Consolidated
                ------------------------------------------------------
                       Development Projects
                ----------------------------------
                 Held for    Completed,
                   and/or        Not    Completed
                   Under     Stabilized     and
                 Development     (4)    Stabilized   Other     Total
                ------------ ---------- ---------- --------- ---------

Total
 projects(1)              -          2          4        21        27
                ------------ ---------- ---------- --------- ---------

Total units(1)            -        572        977     3,906     5,455
                ------------ ---------- ---------- --------- ---------

Operating
 information for
 the nine months
 ended 9/30/07
 (at 100%):
  Operating
   revenue               $7     $3,186    $12,510   $42,006   $57,709
  Operating
   expenses             784      3,724      4,361    14,715    23,584
                ------------ ---------- ---------- --------- ---------
  Net operating
   income (loss)       (777)      (538)     8,149    27,291    34,125
  Depreciation            -      2,547      4,383    10,353    17,283
  Other                  28          -          -       111       139
                ------------ ---------- ---------- --------- ---------
  Operating
   income (loss)       (805)    (3,085)     3,766    16,827    16,703
  Interest and
   other income          53         20        116       859     1,048
  Interest:
   Expense
    incurred,
    net                (406)    (3,473)    (2,539)  (15,079)  (21,497)
   Amortization
    of deferred
    financing
    costs               (12)         -        (36)      (84)     (132)
                ------------ ---------- ---------- --------- ---------
Net income
 (loss)             $(1,170)   $(6,538)    $1,307    $2,523   $(3,878)
                ============ ========== ========== ========= =========


Debt - Secured
 (2):
   EQR Ownership
    (3)            $336,037    $98,141    $61,000  $286,823  $782,001
   Minority
    Ownership             -          -          -    13,321    13,321
                ------------ ---------- ---------- --------- ---------
Total (at 100%)    $336,037    $98,141    $61,000  $300,144  $795,322
                ============ ========== ========== ========= =========

                                                       Unconsolidated
                                                      ----------------

                                                       Institutional
                                                       Joint Ventures
                                                      ----------------

Total projects(1)                                                  44
                                                      ----------------

Total units(1)                                                 10,446
                                                      ----------------

Operating information for the
 nine months ended 9/30/07 (at
 100%):
  Operating revenue                                           $78,456
  Operating expenses                                           36,105
                                                      ----------------
  Net operating income (loss)                                  42,351
  Depreciation                                                 16,218
  Other                                                           319
                                                      ----------------
  Operating income (loss)                                      25,814
  Interest and other income                                       486
  Interest:
   Expense incurred, net                                      (28,090)
   Amortization of deferred
    financing costs                                              (463)
                                                      ----------------
Net income (loss)                                             $(2,253)
                                                      ================


Debt - Secured (2):
   EQR Ownership (3)                                         $121,200
   Minority Ownership                                         363,600
                                                      ----------------
Total (at 100%)                                              $484,800
                                                      ================



(1) Project and unit counts exclude all uncompleted development projects until those projects are substantially completed. See the Consolidated Development Projects schedule for more detail.

(2) All debt is non-recourse to the Company with the exception of $28.3 million in mortgage bonds on one development project.

(3) Represents the Company's current economic ownership interest.

(4) Projects included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.


                          EQUITY RESIDENTIAL

      Consolidated Development Projects as of September 30, 2007
      (Amounts in thousands except for project and unit amounts)



                                                      Total
                                                       Book
                                                      Value
                                                        Not
                         No.     Total    Total Book Placed
                           of   Capital    Value To     in     Total
Projects       Location  Units  Cost (1)     Date     Service   Debt
----------------------------------------------------------------------

Projects
 Under
 Development
 - Wholly
 Owned:
-------------
West End
 Apartments
 (a.k.a.
 Emerson/CRP
 II)          Boston, MA   310   $167,953   $116,730 $116,730       $-
Redmond Ridge Redmond, WA  321     55,457     32,401   32,401        -
70 Greene
 (a.k.a. 77   Jersey
 Hudson)       City, NJ    480    269,958     88,132   88,132        -
Crowntree
 Lakes        Orlando, FL  352     58,628     25,157   25,157        -
Key Isle at
 Windermere
 II           Orlando, FL  165     29,058     12,995   12,995        -
Reserve at
 Town Center  Mill Creek,
 II            WA          100     23,485      4,772    4,772        -

                         ---------------------------------------------
Projects
 Under
 Development
 - Wholly
 Owned                   1,728    604,539    280,187  280,187        -

Projects
 Under
 Development
 - Partially
 Owned:
-------------
              Silver
Silver Spring  Spring, MD  457    147,454     73,101   73,101   38,546
303 Third     Cambridge,
 Street        MA          531    248,307    101,864  101,864   26,235
City Lofts    Chicago, IL  278     71,109     40,588   40,588   14,899
Alta
 Pacific(2)   Irvine, CA   132     46,416     35,916   35,916   28,260
Montclair     Montclair,
 Metro         NJ          163     48,730      7,353    7,353        1

                         ---------------------------------------------
Projects
 Under
 Development
 - Partially
 Owned                   1,561    562,016    258,822  258,822  107,941

                         ---------------------------------------------
Projects
 Under
 Development             3,289  1,166,555    539,009  539,009  107,941
                         ---------------------------------------------

Land Held for
 Development               N/A          -    395,550  395,550  228,096
                         ---------------------------------------------

Land/Projects
 Held for
 and/or Under
 Development             3,289  1,166,555    934,559  934,559  336,037
                         ---------------------------------------------

Completed Not
 Stabilized -
 Wholly Owned
 (4):
-------------
Bella Vista   Woodland
 III           Hills, CA   264     73,336     73,097        -        -
Highland Glen Westwood,
 II            MA          102     21,620     18,700        -        -
                         ---------------------------------------------

Projects
 Completed
 Not
 Stabilized -
 Wholly Owned              366     94,956     91,797        -        -

Completed Not
 Stabilized -
 Partially
 Owned (4):
-------------
Mozaic
 (a.k.a.      Los
 Union         Angeles,
 Station)      CA          272     69,661     67,832        -   44,333
Vintage       Ontario, CA  300     54,364     54,364        -   53,808
                         ---------------------------------------------

Projects
 Completed
 Not
 Stabilized -
 Partially
 Owned                     572    124,025    122,196        -   98,141

                         ---------------------------------------------
Projects
 Completed
 Not
 Stabilized                938    218,981    213,993        -   98,141
                         ---------------------------------------------

Completed and
 Stabilized
 During the
 Quarter:
-------------

              Washington,
2400 M St(3)   D.C.        359    111,947    107,896        -        -

                         ---------------------------------------------
Projects
 Completed
 and
 Stabilized
 During the
 Quarter                   359    111,947    107,896        -        -
                         ---------------------------------------------


Total
 Projects                4,586 $1,497,483 $1,256,448 $934,559 $434,178
                         =============================================


NOI
 CONTRIBUTION
 FROM
 DEVELOPMENT
 PROJECTS
Projects
 Under
 Development
Completed Not
 Stabilized
Completed and
 Stabilized
 During the
 Quarter
 Total
  Development
  / Newly
  Stabilized
  NOI Contri-
 bution

                                     Percentage  Percentage Percentage
Projects                  Location    Completed    Leased    Occupied
----------------------------------------------------------------------

Projects Under
 Development - Wholly
 Owned:
------------------------
West End Apartments
 (a.k.a. Emerson/CRP II) Boston, MA          81%        14%         -
Redmond Ridge            Redmond, WA         60%         5%         -
70 Greene (a.k.a. 77     Jersey
 Hudson)                  City, NJ           35%         -          -
Crowntree Lakes          Orlando, FL         32%         -          -
Key Isle at Windermere
 II                      Orlando, FL         31%         -          -
Reserve at Town Center   Mill Creek,
 II                       WA                  4%         -          -

Projects Under
 Development - Wholly
 Owned

Projects Under
 Development - Partially
 Owned:
------------------------
                         Silver
Silver Spring             Spring, MD         44%         -          -
                         Cambridge,
303 Third Street          MA                 34%         -          -
City Lofts               Chicago, IL         64%         -          -
Alta Pacific(2)          Irvine, CA          69%         -          -
                         Montclair,
Montclair Metro           NJ                  5%         -          -

Projects Under
 Development - Partially
 Owned

Projects Under
 Development

Land Held for
 Development

Land/Projects Held for
 and/or Under
 Development

Completed Not Stabilized
 - Wholly Owned (4):
------------------------
                         Woodland
Bella Vista III           Hills, CA                     45%        39%
                         Westwood,
Highland Glen II          MA                            26%        19%

Projects Completed Not
 Stabilized - Wholly
 Owned

Completed Not Stabilized
 - Partially Owned (4):
------------------------
                         Los
Mozaic (a.k.a. Union      Angeles,
 Station)                 CA                            90%        87%
Vintage                  Ontario, CA                    91%        89%

Projects Completed Not
 Stabilized - Partially
 Owned

Projects Completed Not
 Stabilized

Completed and Stabilized
 During the Quarter:
------------------------

                         Washington,
2400 M St(3)              D.C.                          97%        96%

Projects Completed and
 Stabilized During the
 Quarter


Total Projects

                                       Total      Q3 2007
                                       Capital
NOI CONTRIBUTION FROM                 Cost (1)      NOI
 DEVELOPMENT PROJECTS
                                     ----------- ----------
Projects Under
 Development                         $1,166,555      $(199)
Completed Not Stabilized                218,981        677
Completed and Stabilized
 During the Quarter                     111,947      2,255
                                     ----------- ----------
 Total Development /
  Newly Stabilized NOI
  Contri-
 bution                              $1,497,483     $2,733
                                     =========== ==========

                                            Estimated     Estimated
                                             Completion  Stabilization
Projects                         Location       Date         Date
----------------------------------------------------------------------

Projects Under Development -
 Wholly Owned:
-------------------------------
West End Apartments (a.k.a.                     2Q 2008        1Q 2009
 Emerson/CRP II)                Boston, MA
Redmond Ridge                   Redmond, WA     2Q 2008        3Q 2010
                                Jersey          3Q 2009        4Q 2010
70 Greene (a.k.a. 77 Hudson)     City, NJ
Crowntree Lakes                 Orlando, FL     3Q 2008        3Q 2009
Key Isle at Windermere II       Orlando, FL     4Q 2008        1Q 2009
                                Mill Creek,     2Q 2010        4Q 2010
Reserve at Town Center II        WA

Projects Under Development -
 Wholly Owned

Projects Under Development -
 Partially Owned:
-------------------------------
                                Silver          4Q 2008        3Q 2010
Silver Spring                    Spring, MD
                                Cambridge,      3Q 2008        1Q 2010
303 Third Street                 MA
City Lofts                      Chicago, IL     3Q 2008        2Q 2009
Alta Pacific(2)                 Irvine, CA      1Q 2008        3Q 2008
                                Montclair,      2Q 2009        1Q 2010
Montclair Metro                  NJ

Projects Under Development -
 Partially Owned

Projects Under Development

Land Held for Development

Land/Projects Held for and/or
 Under Development

Completed Not Stabilized -
 Wholly Owned (4):
-------------------------------
                                Woodland      Completed        2Q 2008
Bella Vista III                  Hills, CA
                                Westwood,     Completed        2Q 2008
Highland Glen II                 MA

Projects Completed Not
 Stabilized - Wholly Owned

Completed Not Stabilized -
 Partially Owned (4):
-------------------------------
                                Los           Completed        1Q 2008
                                 Angeles,
Mozaic (a.k.a. Union Station)    CA
Vintage                         Ontario, CA   Completed        1Q 2008

Projects Completed Not
 Stabilized - Partially Owned

Projects Completed Not
 Stabilized

Completed and Stabilized During
 the Quarter:
-------------------------------

                                Washington,   Completed     Stabilized
2400 M St(3)                     D.C.

Projects Completed and
 Stabilized During the Quarter


Total Projects


NOI CONTRIBUTION FROM
 DEVELOPMENT PROJECTS
Projects Under Development
Completed Not Stabilized
Completed and Stabilized During
 the Quarter
 Total Development / Newly
  Stabilized NOI Contri-
 bution




(1) Total capital cost represents estimated development cost for projects under development and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2) Debt is primarily tax-exempt bonds that are entirely outstanding, with $12.3 million held in escrow by the lender and released as draw requests are made. This amount is classified as deposits - restricted in the consolidated balance sheets at 9/30/07.

(3) EQR acquired its partner's interest on 4/28/06 and now wholly-owns the property. Total Book Value to Date does not include additional purchase consideration of $30.7 million.

(4) Projects included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.


                          EQUITY RESIDENTIAL


Consolidated Condominium Conversion Projects as of September 30, 2007
      (Amounts in thousands except for project and unit amounts)




                                                     Units
                                          ----------------------------
                                                         Available
                                                          for Sale
                                                      ----------------
                         Project
                          Start Estimated              Sold
                          Date    Close        Units    Not
   Projects     Location   (1)   Out Date Total Closed ClosedAvailable
----------------------------------------------------------------------

For Sale
--------------
Milano Terrace Scotts-   Q2 2005 Q1 2008
               dale, AZ                     224    201      4       19
South Palm     Tamarac,  Q2 2005 Q4 2007
 Place          FL                          208    200      4        4
Chantecleer    Naper-    Q4 2005 Q4 2007
 Lakes         ville, IL                    304    295      5        4
Park           Blooming- Q2 2006 Q2 2008
 Bloomingdale  dale, IL                     250    164     11       75
Belle Arts     Bellevue, Q4 2006 Q1 2008
                WA                          128    108      4       16
Pacific Cove   Playa Del Q3 2006 Q4 2007
                Ray, CA                      80     77      2        1
Arrington      Issaquah, Q1 2007 Q3 2008
 Place          WA                          130     31      6       93
Sage           Everett,  Q2 2007 Q3 2008
                WA                          123      -      1      122
The Alexandria Los       Q3 2007 Q4 2008
                Angeles,
                CA                          104      -      -      104
Mission Verde  San Jose, Q3 2007 Q1 2009
                CA                          108      -      -      108
                                          ----------------------------

                                          1,659  1,076     37      546

Closed Out
--------------
Timber Ridge   Woodin-   Q1 2005 Q1 2007
               ville, WA                    203    203      -        -
Braewood       Bothell,  Q2 2005 Q1 2007
                WA                           84     84      -        -
Fairway Greens Pembroke  Q1 2005 Q2 2007
                Pines, FL                   152    152      -        -
Fifth Avenue   Seattle,  Q2 2005 Q2 2007
 North          WA                           62     62      -        -
Parkside (2)   Seattle,  Q4 2005 Q3 2007
                WA                           44     44      -        -
Projects
 closed out
 prior to 2007                            3,744  3,744      -        -
                                          ----------------------------

                                          4,289  4,289      -        -

Totals                                 15 5,948  5,365     37      546
                                          ============================


Gross
 incremental
 gain on sales
 of
 condominium
 units (3)
Provision for
 income taxes
Net
 incremental
 gain on sales
 of
 condominium
 units (3)
Corporate
 overhead
 (property
 management
 expense)
Other expenses
Discontinued
 operating
 income (loss)
Operating
 income of
 halted
 conversions
 (4)

Net Income -
 Condominium
 Division (5)

                                        2007 YTD Activity
                            ------------------------------------------

                                                             FFO
                                                         Incremental
                                                         Gain on Sale
   Projects      Location    Units Closed  Sales Price        (3)
--------------------------- ------------------------------------------

For Sale
--------------
Milano Terrace Scotts-
               dale, AZ                 48       $11,756       $2,019
South Palm     Tamarac, FL
 Place                                  91        18,537          802
Chantecleer    Naper-
 Lakes         ville, IL                89        14,363        2,127
Park           Blooming-
 Bloomingdale  dale, IL                 86        14,209        1,200
Belle Arts     Bellevue, WA            108        35,954        4,990
Pacific Cove   Playa Del
                Ray, CA                 77        38,029        5,564
Arrington      Issaquah, WA
 Place                                  31         7,584        1,063
Sage           Everett, WA               -             -            -
The Alexandria Los Angeles,
                CA                       -             -            -
Mission Verde  San Jose, CA              -             -            -
                            ------------------------------------------

                                       530       140,432       17,765

Closed Out
--------------
Timber Ridge   Woodin-
               ville, WA                 4         1,059          414
Braewood       Bothell, WA               2           573          (32)
Fairway Greens Pembroke
                Pines, FL                2           410          138
Fifth Avenue   Seattle, WA
 North                                   6         2,001          298
Parkside (2)   Seattle, WA               8         3,762          310
Projects
 closed out
 prior to 2007                           -             -         (120)
                            ------------------------------------------

                                        22         7,805        1,008

Totals                                 552      $148,237      $18,773
                            ==========================================


Gross
 incremental
 gain on sales
 of
 condominium
 units (3)                                                    $18,773
Provision for
 income taxes                                                   1,192
                                                        --------------
Net
 incremental
 gain on sales
 of
 condominium
 units (3)                                                     19,965
Corporate
 overhead
 (property
 management
 expense)                                                      (3,677)
Other expenses                                                   (465)
Discontinued
 operating
 income (loss)                                                 (3,925)
Operating
 income of
 halted
 conversions
 (4)                                                            2,852
                                                        --------------

Net Income -
 Condominium
 Division (5)                                                 $14,750
                                                        ==============

                                             3Q 2007
                            ------------------------------------------

                                                             FFO
                                                         Incremental
                                                         Gain on Sale
   Projects      Location    Units Closed  Sales Price        (3)
--------------------------- ------------------------------------------

For Sale
--------------
Milano Terrace Scotts-
               dale, AZ                  9        $2,258         $407
South Palm     Tamarac, FL
 Place                                  20         4,109          (90)
Chantecleer    Naper-
 Lakes         ville, IL                30         5,065          619
Park           Blooming-
 Bloomingdale  dale, IL                 31         5,740          313
Belle Arts     Bellevue, WA             27         9,068        1,283
Pacific Cove   Playa Del
                Ray, CA                 20        10,273        1,470
Arrington      Issaquah, WA
 Place                                  31         7,584        1,063
Sage           Everett, WA               -             -            -
The Alexandria Los Angeles,
                CA                       -             -            -
Mission Verde  San Jose, CA              -             -            -
                            ------------------------------------------

                                       168        44,097        5,065

Closed Out
--------------
Timber Ridge   Woodin-
               ville, WA                 -             -          (21)
Braewood       Bothell, WA               -             -          (54)
Fairway Greens Pembroke
                Pines, FL                -             -           (4)
Fifth Avenue   Seattle, WA
 North                                   -             -          (13)
Parkside (2)   Seattle, WA               1         1,082          277
Projects
 closed out
 prior to 2007                           -             -          (64)
                            ------------------------------------------

                                         1         1,082          121

Totals                                 169       $45,179       $5,186
                            ==========================================


Gross
 incremental
 gain on sales
 of
 condominium
 units (3)                                                     $5,186
Provision for
 income taxes                                                   1,185
                                                        --------------
Net
 incremental
 gain on sales
 of
 condominium
 units (3)                                                      6,371
Corporate
 overhead
 (property
 management
 expense)                                                      (1,235)
Other expenses                                                   (247)
Discontinued
 operating
 income (loss)                                                 (1,211)
Operating
 income of
 halted
 conversions
 (4)                                                            1,546
                                                        --------------

Net Income -
 Condominium
 Division (5)                                                  $5,224
                                                        ==============



(1) Project start date represents the date that each respective property was acquired by the taxable REIT subsidiary and included in discontinued operations.

(2) Includes the sale of approximately 2,600 square feet of retail space, which amounted to a gain of $279,600 on proceeds of $650,000.

(3) Amounts are net of $1,682,000 and $491,000 in reserves for potential homeowners' disputes for the nine months and quarter ended September 30, 2007, respectively.

(4) Halted conversions includes the results of Dania Beach Club, Azure Creek, Alameda Ranch, Bella Vista, Oaks at Falls Church and Regency Park.

(5) Excludes interest income, interest expense and certain other items specific to condominium conversion projects that ultimately eliminate in consolidation. Also excludes depreciation expense on halted conversions (active conversions are not depreciated).


                          EQUITY RESIDENTIAL

  Maintenance Expenses and Capitalized Improvements to Real Estate
             For the Nine Months Ended September 30, 2007
     (Amounts in thousands except for unit and per unit amounts)




                          -------------------------------------------
                                     Maintenance Expenses
                          -------------------------------------------

                   Total          Avg.          Avg.           Avg.
                   Units  Expense  Per  Payroll Per             Per
                    (1)     (2)   Unit    (3)   Unit  Total    Unit
                  ------- ------------- ------------ ----------------

Established
 Properties (6)   105,442 $59,147  $561 $51,463 $488 $110,610  $1,049

New Acquisition
 Properties (7)    27,216  15,711   634  12,846  519   28,557   1,153

Other (8)           7,386  13,246        11,869        25,115
                  ------- -------       -------      --------

Total             140,044 $88,104       $76,178      $164,282
                  ======= =======       =======      ========





                -----------------------------------------------------
                       Capitalized Improvements to Real Estate
                -----------------------------------------------------

                              Avg.    Building   Avg.           Avg.
                Replacements   Per  Improvements  Per            Per
                     (4)      Unit      (5)      Unit   Total   Unit
                ------------------- ------------------ --------------

Established
 Properties (6)       $28,795  $273      $53,747  $510  $82,542  $783

New Acquisition
 Properties (7)         7,115   287       46,013 1,857   53,128 2,144

Other (8)              14,364             35,267         49,631
                -------------       ------------       --------

Total                 $50,274           $135,027       $185,301
                =============       ============       ========





                                                    ------------------
                                                    Total Expenditures
                                                    ------------------

                                                                 Avg.
                                                                 Per
                                                    Grand Total  Unit
                                                    ------------------

Established Properties (6)                             $193,152 $1,832

New Acquisition Properties (7)                           81,685  3,297

Other (8)                                                74,746
                                                    -----------

Total                                                  $349,583
                                                    ===========






(1) Total units exclude 10,446 unconsolidated units and 3,662 military housing (fee managed) units.

(2) Maintenance expenses include general maintenance costs, unit turnover costs including interior painting, regularly scheduled landscaping and tree trimming costs, security, exterminating, fire protection, snow and ice removal, elevator repairs, and other miscellaneous building repair costs.

(3) Maintenance payroll includes employee costs for maintenance, cleaning, housekeeping, and landscaping.

(4) Replacements include new expenditures inside the units such as appliances, mechanical equipment, fixtures and flooring, including carpeting.

(5) Building improvements include roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6) Wholly Owned Properties acquired prior to January 1, 2005.

(7) Wholly Owned Properties acquired during 2005, 2006 and 2007. Per unit amounts are based on a weighted average of 24,776 units.

(8) Includes properties either partially owned or sold during the period, commercial space, corporate housing, condominium conversions and $16.8 million included in building improvements spent on eighteen specific assets related to major renovations and repositioning of these assets.


                          EQUITY RESIDENTIAL

                       Discontinued Operations
                        (Amounts in thousands)

                                Nine Months Ended,    Quarter Ended
                                   September 30,      September 30,
                                ------------------- ------------------
                                  2007      2006      2007      2006
                                ------------------- ------------------

REVENUES
Rental income                    $90,916  $304,160   $13,503  $95,225
                                --------- --------- --------- --------
     Total revenues               90,916   304,160    13,503   95,225
                                --------- --------- --------- --------

EXPENSES (1)
Property and maintenance          36,881   101,064     8,111   32,023
Real estate taxes and insurance   11,271    38,408     1,565   11,087
Property management                  291     8,896        27    2,959
Depreciation                      24,518    66,720     3,191   13,788
General and administrative            34       704        22      197
Impairment                             -       351         -        -
                                --------- --------- --------- --------
     Total expenses               72,995   216,143    12,916   60,054
                                --------- --------- --------- --------

Discontinued operating income     17,921    88,017       587   35,171

Interest and other income            170     1,649        37      508
Interest (2):
     Expense incurred, net        (2,053)  (21,833)        4   (5,345)
     Amortization of deferred
      financing costs             (1,329)     (838)        -      (64)
                                --------- --------- --------- --------

Discontinued operations           14,709    66,995       628   30,270
Minority Interests - Operating
 Partnership                        (933)   (4,415)      (41)  (2,004)
                                --------- --------- --------- --------
Discontinued operations, net of
 minority interests               13,776    62,580       587   28,266
                                --------- --------- --------- --------

Net gain on sales of
 discontinued operations         848,495   522,328   463,172   20,031
Minority Interests - Operating
 Partnership                     (53,795)  (34,421)  (29,921)  (1,326)
                                --------- --------- --------- --------
Gain on sales of discontinued
 operations, net of minority
 interests                       794,700   487,907   433,251   18,705
                                --------- --------- --------- --------

Discontinued operations, net of
 minority interests             $808,476  $550,487  $433,838  $46,971
                                ========= ========= ========= ========



(1) Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company's period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.


                          EQUITY RESIDENTIAL


         Additional Reconciliations and Non-Comparable Items
             (Amounts in thousands except per share data)
                   (All per share data is diluted)

                         FFO Reconciliations

                                                 FFO Reconciliations
                                                 Guidance Midpoint Q3
                                                2007 to Actual Q3 2007
                                                ----------------------
                                                  Amounts   Per Share
                                                ----------- ----------

Guidance midpoint Q3 2007 FFO - Diluted
 (1) (2)                                          $166,762     $0.557
Property NOI                                         1,609      0.005
CFO charge (general and administrative
 expense)                                             (923)    (0.003)
Interest expense (excluding debt
 extinguishment):
     Share repurchase                               (1,571)    (0.005)
     Net acquisition/disposition activity
      and other                                      2,817      0.009
Amortization of deferred financing costs
 (excluding debt extinguishment)                      (127)         -
Debt extinquishment costs:
     Prepayment penalties                              516      0.002
     Write-off of unamortized deferred
      financing costs                                  781      0.003
Net income - Condominium division (after
 taxes/overhead/operations)                          1,231      0.004
Net gain on sales of land parcels                      714      0.002
Other                                                  576      0.002
Weighted average share count adjustment                  -      0.009

                                                ----------- ----------
Actual Q3 2007 FFO - Diluted (1) (2)              $172,385     $0.585
                                                =========== ==========




                       Non-Comparable Items (3)

                                  Nine Months Ended   Quarter Ended
                                    September 30,      September 30,
                                  ----------------- ------------------
                                    2007     2006     2007      2006
                                  -------- -------- --------- --------

Florida litigation reserve
 reduction (general and
 administrative expense)           $1,667   $2,843        $-       $-
Performance shares (general and
 administrative expense)             (429)  (2,702)     (210)  (1,131)
CFO charge (general and
 administrative expense)             (923)       -      (923)       -
Impairment (including
 discontinued operations)          (1,020)  (2,069)     (626)    (913)
Additional Rent.com proceeds
 (interest and other income)            -    3,690         -    3,690
Forfeited deposits (interest and
 other income)                        144    2,315       104    2,125
Debt extinquishment costs
 (interest):
     Prepayment penalties          (3,339)  (2,901)     (298)      (9)
     Write-off of unamortized
      deferred financing costs     (3,835)  (1,608)       (7)     (66)
Premium on redemption of
 Preference Interests                   -     (684)        -       (1)
Premium on redemption of
 Preferred Shares                  (6,144)  (3,941)   (6,144)  (3,941)
Net gain on sales of land
 parcels                            5,230    3,183       714    2,937
Net incremental gain on sales of
 condominium units                 19,965   31,431     6,371   12,878
Other                                 659      782       659        -
                                  -------- -------- --------- --------
Net non-comparable items (3)      $11,975  $30,339     $(360) $15,569
                                  ======== ======== ========= ========




Note: See page 29 for definitions, footnotes and reconciliations of EPS to FFO.


                          EQUITY RESIDENTIAL

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

              2007 Earnings Guidance (per share diluted)
----------------------------------------------------------------------

                                           Q4 2007          2007
                                       --------------- ---------------

Expected FFO (1) (2)                   $0.59 to $0.62  $2.32 to $2.35


                     2007 Same-Store Assumptions
----------------------------------------------------------------------
Physical occupancy                                          94.5%
Revenue change                                              4.25%
Expense change                                              2.50%
NOI change                                                  5.25%
(Note: 30 basis point change in NOI percentage = $0.01 per share change in EPS/FFO)

                     2007 Transaction Assumptions
----------------------------------------------------------------------
Rental acquisitions                                     $1.6 billion
Rental dispositions                                     $1.9 billion
Capitalization rate spread                               100 basis
                                                            points

                        2007 Debt Assumptions
----------------------------------------------------------------------
Weighted average debt outstanding                      $9.1 billion -
                                                         $9.3 billion
Weighted average interest rate (reduced for
 capitalized interest and
      including prepayment penalties)                       5.32%
Interest expense (including                            $484.0 million
 discontinued operations)                                 - $494.0
                                                           million

               2007 Condominium Conversion Assumptions
----------------------------------------------------------------------
Net incremental gain on sales of                       $21.0 million -
 condominium units                                      $22.8 million
Net income - Condominium division (after               $15.6 million -
 taxes/overhead/operations)                             $17.8 million
Number of condominium unit sales                       620 units - 670
                                                            units

                   2007 Other Guidance Assumptions
----------------------------------------------------------------------
General and administrative expense                     $46.0 million -
                                                        $48.0 million
Interest and other income                              $13.5 million -
                                                        $15.5 million
Net gain on sales of land parcels                       $6.4 million
Weighted average Common Shares and OP Units - Diluted   303.0 million




Note: See page 29 for definitions, footnotes and reconciliations of EPS to FFO.


                          EQUITY RESIDENTIAL

The earnings guidance/projections provided below are based on current expectations and are forward-looking.


          Reconciliations of EPS to FFO for Pages 27 and 28

             (Amounts in thousands except per share data)
                   (All per share data is diluted)

                                                  Expected   Expected
                              Expected Q3 2007    Q4 2007      2007
                              Amounts  Per Share Per Share  Per Share
                             --------- --------- ---------- ----------

  Expected Earnings -                            $0.48 to   $3.41 to
   Diluted (4)               $540,200   $1.806      $0.51      $3.44
  Add: Expected depreciation
   expense                    156,700    0.524    0.52           2.03
  Less: Expected net gain on
   sales (4)                 (530,138)  (1.773)  (0.41)         (3.12)

                             --------- --------- ---------- ----------
  Expected FFO - Diluted (1)                     $0.59 to   $2.32 to
   (2)                       $166,762   $0.557      $0.62      $2.35
                             ========= ========= ========== ==========


            Definitions and Footnotes for Pages 27 and 28

(1) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and OP Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Minority Interests - Operating Partnership". Subject to certain restrictions, the Minority Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2) The Company believes that FFO and FFO available to Common Shares and OP Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and OP Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO and FFO available to Common Shares and OP Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO and FFO available to Common Shares and OP Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO and FFO available to Common Shares and OP Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(3) Non-comparable items are those items included in FFO that by their nature are not comparable from period to period, such as net incremental gain on sales of condominium units, impairment charges, debt extinguishment costs and redemption premiums on Preferred Shares/Preference Interests.

(4) Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

    CONTACT: Equity Residential
             Marty McKenna, 312-928-1901